UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 2, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 27, 2005, James Dubow was appointed Chief Financial Officer of World Health Alternatives, Inc. (the “Company”) to serve on an interim basis pursuant to the previously disclosed Letter Agreement between the Company and Alvarez & Marsal, LLC, during the term of its engagement. Mr. Martin McGahan resigned as interim Chief Financial Officer effective October 27, 2005.

Mr. Dubow, age 36, joined Alvarez & Marsal, LLC (A&M) in February 2002 and became a Director at the firm in November 2003. In his capacity as an A&M restructuring consultant, Mr. Dubow served as Vice President and acting Chief Financial Officer at American Business Financial Services, a publicly listed mortgage lender, from March to May 2005. From July 2004 to January 2005, Mr. Dubow was a merger integration advisor to Goss International, a global manufacturer of printing machinery. From November 2002 to July 2004, Mr. Dubow served first as a Vice President of Finance and then, from May 2004, as a restructuring adviser at National Century Financial Enterprises, a national healthcare finance company. Prior to joining A&M, Mr. Dubow was an investment banker with Wit Sound View.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ Scott Phillips
Scott Phillips, Chief Restructuring Officer

Date: November 2, 2005